As filed with the U.S. Securities and Exchange Commission on November 4, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROQR THERAPEUTICS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Zernikedreef 9

2333 CK Leiden

The Netherlands

+31 88 166 7000
(Address of Principal Executive Offices)

ProQR Therapeutics N.V. Equity Incentive Plan

(Full title of the plan)

Smital Shah

245 Main Street

Cambridge, MA 02142

(415) 231-6431
(Name, address and telephone number of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Danielle M. Lauzon, Esq. James Xu, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Smital Shah, Chief Business and Financial Officer ProQR Therapeutics N.V. Zernikedreef 9 2333 CK Leiden The Netherlands +31 88 166 7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, nominal value €0.04 per share (ordinary shares issuable pursuant to outstanding options)	4,087,636	$8.65(2)	$35,358,051.40(2)	$3,277.69
Ordinary Shares, nominal value €0.04 per share (ordinary shares issuable pursuant to outstanding restricted stock units)	458,237	$7.91(3)	$3,624,654.67(3)	$336.01
Ordinary Shares, nominal value €0.04 per share (unallocated ordinary shares reserved for issuance)	2,449,191	$7.91(3)	$19,373,100.81(3)	$1,795.89
Total	6,995,064	—	$58,355,806.88	$5,409.59

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) ordinary shares, nominal value €0.04 per share, of ProQR Therapeutics N.V. (the “Registrant”), issuable pursuant to the ProQR Therapeutics N.V. Equity Incentive Plan (the “Equity Incentive Plan”), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional ordinary shares that may, from time to time, become issuable under the Equity Incentive Plan by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding ordinary shares.

(2)	Estimated solely for the purpose of calculating the amount of registration fee in accordance with Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are calculated on the basis of $8.65, which is the weighted average exercise price per share of the outstanding share options granted pursuant to the Equity Incentive Plan.

(3)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act, and based upon the average of the high and low prices of the Registrant’s ordinary shares, as reported on the Nasdaq Global Market, on November 1, 2021.

EXPLANATORY NOTE

This Registration Statement registers additional ordinary shares under the Registrant’s Equity Incentive Plan. The additional shares relating to the Registrant’s Equity Incentive Plan are of the same class as other securities for which the Registrant’s registration statement filed on Form S-8 (File No. 333-199451) on October 17, 2014 is effective. The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-199451) is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “SEC”), except that the Registrant does not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

(a)	the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 24, 2021 (File No. 001-36622), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(b)	the Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the SEC on January 7, 2021, February 25, 2021, March 24, 2021 (two filings), April 1, 2021, April 6, 2021, April 20, 2021, May 4, 2021, May 6, 2021, May 20, 2021, July 8, 2021, August 5, 2021, September 8, 2021, September 9, 2021, and October 4, 2021; and

(c)	the description of the Registrant’s ordinary shares contained in its Registration Statement on Form 8-A (File No. 001-36622), filed with the SEC on September 16, 2014, including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any report on Form 6-K furnished by the Registrant to the SEC after the date of this Registration Statement (or a portion thereof) is incorporated by reference in this Registration Statement only to the extent that the report expressly states that the Registrant incorporates it (or such portions) by reference in this Registration Statement and it is not subsequently superseded. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibit index set forth immediately prior to the signature page is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description	Notes

4.1	Amended Articles of Association of the Registrant	Incorporated by reference to Exhibit 1.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-36622).

5.1	Opinion of Allen & Overy LLP, Dutch legal counsel of the Registrant	Filed herewith

23.1	Consent of Deloitte Accountants B.V., Independent Registered Public Accounting Firm of the Registrant	Filed herewith

23.2	Consent of Allen & Overy LLP (included in Exhibit No. 5.1)	—

24.1	Power of attorney (included on the signature pages of this registration statement)	—

99.1	ProQR Therapeutics N.V. Equity Incentive Plan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-198151)

99.2	Form of Notice of Grant under the ProQR Therapeutics N.V. Equity Incentive Plan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-198151)

99.3	Form of Notice of Exercise under the ProQR Therapeutics N.V. Equity Incentive Plan	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (File No. 333-198151)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leiden, the Netherlands, on November 4, 2021.

PROQR THERAPEUTICS N.V.

By:	/s/ DANIEL DE BOER
Name: Daniel de Boer
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Daniel de Boer and Smital Shah his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto or any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 4, 2021.

SIGNATURES	TITLE	DATE
/s/ DANIEL DE BOER	Chief Executive Officer and Director, Management Board (Principal Executive Officer)	November 4, 2021
Daniel de Boer
/s/ SMITAL SHAH	Chief Business and Financial Officer (Principal Financial and Accounting Officer)	November 4, 2021
Smital Shah
/s/ DINKO VALERIO	Chairman, Supervisory Board	November 4, 2021
Dinko Valerio
/s/ ANTOINE BENJAMIN PAPIERNIK	Director, Supervisory Board	November 4, 2021
Antoine Benjamin Papiernik
/s/ JAMES SHANNON	Director, Supervisory Board	November 4, 2021
James Shannon
/s/ ALISON LAWTON	Director, Supervisory Board	November 4, 2021
Alison Lawton
/s/ BART FILIUS	Director, Supervisory Board	November 4, 2021
Bart Filius

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement on November 4, 2021.

Smital Shah
Authorized Representative in the United States

By:	/s/ SMITAL SHAH	November 4, 2021
Name: Smital Shah